FOR IMMEDIATE RELEASE
Exhibit 99.1

CONTACT:	Kathryn Campbell (Investors) (414) 524-2085 Fraser Engerman (Media) (414) 524-2733	December 1, 2015

Johnson Controls forecasts higher revenues and record profits in fiscal 2016

MILWAUKEE - Dec. 1, 2015 - Johnson Controls, (NYSE:JCI) a global multi-industrial company, announced today it expects to post higher revenues and record profits in fiscal 2016.
The company is discussing its fiscal 2016 forecast with financial analysts today in New York City. Highlighted expectations, excluding separation/transaction/integration costs and non-recurring items, include:

•	Consolidated net sales of approximately $38.6 billion, an approximate 4 percent increase vs. 2015

•	Year-on-year segment income improvement of approximately 12 percent

•	Diluted earnings per share of approximately $3.70 to $3.90, up 8 to 14 percent vs. the prior year

•	Approximately 10 percent organic sales increases in both Building Efficiency and Power Solutions

“We expect higher revenues and record profitability in fiscal 2016 as we manage through the significant work required to split into two world-class companies after the end of this fiscal year,” said Alex Molinaroli, chairman and CEO of Johnson Controls. “We believe our strategic and operating plans will continue to drive strong performance in all of our businesses as we firmly position both new companies for growth.”

2016 business segment and financial outlook

Today, the company provided assumptions for its markets in fiscal 2016 as well as sales and segment income expectations for each of its businesses.

Building Efficiency sales are expected to increase approximately 37 to 39 percent, primarily reflecting the impact of the consolidated Hitachi joint venture, which closed at the beginning of fiscal 2016. Excluding Hitachi, revenues are forecast to increase approximately 9 to 11 percent. Expectations of 6 percent non-residential construction spending increases in the North American market are reinforced by a continued strong order pipeline, while volumes in Asia, forecast to increase 5 percent, continue to be monitored closely.

Segment margins of approximately 8.1 to 8.3 percent reflect the dilutive current-year impact of the Hitachi joint venture’s residential air conditioning business. Excluding Hitachi, segment margins are expected to increase approximately 30 basis points. The underlying profitability improvement reflects the increased volumes, a more profitable mix, cost reduction and restructuring initiatives, as well as improved operational performance offset by increased investment in new product development and sales resources.

Power Solutions fiscal 2016 sales are expected to increase approximately 9 to 11 percent with higher volumes across all regions. The growth forecast reflects strong market share gains in all geographies and an anticipated approximate 22 percent increase in sales of Absorbent Glass Mat (AGM) batteries used in start-stop and other vehicles requiring deep cycling capabilities.

Power Solutions segment margins of approximately 17.0 percent are forecast as the company ramps up investments in new product launches for start-stop and advanced start-stop for automotive applications and lithium-ion solutions for Distributed Energy Storage (DES). This fiscal 2016 performance follows a record year of margins at Power Solutions in fiscal 2015 and is consistent with the company’s previous mid-term guidance.

In fiscal 2016, the company assumes global automotive production increases of approximately 11 percent in China and 2 percent in North America versus a slight decrease in Europe. Based on those market assumptions, prior years capital constraints and targeted new business profitability requirements, Automotive Experience fiscal 2016 sales are expected to decrease approximately 2 to 3 percent. The company noted that expected growth in its China business is not reflected in the revenue forecast as most of this business is generated by non-consolidated joint ventures.

Automotive Experience segment margins are expected to increase approximately 140 to 160 basis points, to 6.8 to 7.0 percent, reflecting strong performance by its China joint ventures (including the interiors joint venture formed in July 2015), operational improvements and cost reduction initiatives, as well as improved profitability of the company’s metals business.

Johnson Controls said it expects fiscal 2016 capital investments of an estimated $1.3 billion, approximately $200 million higher than in fiscal 2015, reflecting increased Power Solutions growth investments in AGM batteries and China plant capacity as well as product line expansions in Building Efficiency.

Mid-term financial outlook (through 2020)

Johnson Controls also provided mid-term revenue and margin guidance for its Building Efficiency and Power Solutions businesses.

Building Efficiency revenues over the mid-term are expected to increase approximately 4 to 6 percent reflecting increasing demand for Variable Refrigerant Flow (VRF) products, growth in emerging markets and an expanded HVAC product line. Building Efficiency margins are expected to reach approximately 9.5 to 10.5 percent over the period, an average annual improvement of 30 to 50 basis points. The increased profitability is due to higher volumes, cost reduction initiatives and expected margin improvements of the Hitachi residential air conditioning business, partially offset by increased investments in product development and continued salesforce hiring.

Over the mid-term, Power Solutions revenues are forecast to increase approximately 7 to 8 percent annually due to growth in China, market share gains and an improved product mix. Average annual margin expansion of 40 to 50 basis points a year, to approximately 18.5 to 19.0 percent over the period, is expected due to the higher volumes and improved product mix offset by increasing ongoing investments in advanced battery technologies and additional manufacturing capacity expansion and launch costs in China.

Automotive business spin-off update

Johnson Controls announced that the spin-off of its automotive business was progressing as planned, with a targeted date of Oct. 3, 2016 for day one for the Automotive Company. At the meeting, Johnson Controls provided certain expected financial metrics for the new company and stated that more details would be available in the Form 10 to be filed with the U.S. Securities and Exchange Commission in the March/April 2016 timeframe.

We are confident in our fiscal 2016 outlook as we continue to focus on execution and delivering on our commitments,” said Molinaroli. “Most importantly, we are creating two great companies, both with exceptionally bright futures, and positioned to lead in their respective markets. We expect both companies to deliver sustainable growth, improving margins and consistent capital returns resulting in compelling long-term value to our shareholders.”

The Strategic Review and 2016 Outlook Meeting begins at 8:00 a.m. EST today. A webcast of the event and presentation materials are available in the Investors section of johnsoncontrols.com.

Forward Looking Statements
Johnson Controls, Inc. has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the company's control, that could cause Johnson Controls' actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include potential impacts of the planned separation of the Automotive Experience business on business operations, assets or results, required regulatory approvals that are material conditions for proposed transactions to close, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial contracts, as well as other factors discussed in Item 1A of Part I of Johnson Controls' most recent Annual Report on Form 10-K for the year ended September 30, 2015 and Johnson Controls' subsequent Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of this document.
About Johnson Controls
Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 130,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and seating components and systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2015, Corporate Responsibility Magazine recognized Johnson Controls as the #14 company in its annual "100 Best Corporate Citizens" list. For additional information, please visit http://www.johnsoncontrols.com. Follow Johnson Controls Investor Relations on Twitter at www.twitter.com/JCI_IR.

###